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                                                                   Exhibit 23(a)

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-60267, Form S-8 No. 33-60265 and Form S-8 No. 333-48699)
pertaining to the Assumed Options of Mykotronx, Inc., 1987 Non-qualified Stock Option Plan, 1987 Incentive Stock Option Plan, 1990 Stock Option Plan of Rainbow Technologies, Inc., and the Assumed Software Security, Inc. 1993 Employee Stock Option Plan, of our report dated February 22, 1999, with respect to the consolidated financial statements and schedule of Rainbow Technologies, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                                             /s/ Ernst & Young LLP

Orange County, California
March 30, 1999